UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 9, 2010

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-160446	22-3372889
(Commission File Number)	(IRS Employer Identification No.)

One Verizon Way Basking Ridge, NJ	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This current report on Form 8-K/A updates information provided on a Form 8-K, dated September 9, 2010, in which Cellco Partnership (“Verizon Wireless”) reported that Andrew Davies had been named Vice President and Chief Financial Officer of Verizon Wireless, effective November 15, 2010.

On September 24, 2010, the Human Resources Committee of the Board of Representatives of Verizon Wireless approved the terms of Mr. Davies’ compensation. On that date, Verizon Wireless and Vodafone Americas Inc. entered into a secondment agreement (“Secondment Agreement”) setting forth the reimbursement by Verizon Wireless to Vodafone Americas Inc. and Mr. Davies of certain costs and fees incurred in connection with his secondment to Verizon Wireless as Vice President and Chief Financial Officer. Those costs and fees are further described in a Long Term International Assignment Agreement between Vodafone Group Services Limited (“Vodafone”) and Mr. Davies, effective September 29, 2010 (“Assignment Agreement”). The Secondment Agreement and Assignment Agreement are each filed with this report as Exhibit 10.1 and 10.2, respectively, and the contents of each agreement are incorporated herein by reference.

The term of Mr. Davies’ secondment is from November 15, 2010 through July 31, 2013. Mr. Davies will report to Daniel S. Mead, who will become President and Chief Executive Officer of Verizon Wireless on October 1, 2010. While seconded to Verizon Wireless, Mr. Davies will continue to be employed by Vodafone and he will be paid in U.K. pounds sterling. All amounts below are in U.S. dollars at an assumed exchange rate of £=$1.46.

Compensation to Mr. Davies

In connection with his secondment, Mr. Davies’ annual base salary has been increased to $394,200, and he will receive an annual international assignment allowance equal to 10% of his base salary (net of taxes). In addition, Mr. Davies will be compensated for costs associated with housing (up to $6,000 per month), residential utilities, automobile use and related insurance, mobile telephone usage, tuition fees for school-age children (up to $21,900 annually, net of taxes) and for pre-school age children (up to $10,950 annually, net of taxes), partner educational costs (up to 5% of Mr. Davies’ base salary, net of taxes), and, in accordance with the policies and procedures of Verizon Wireless, business expenses.

Mr. Davies participates in the Vodafone Global Short-Term Incentive Plan (“GSTIP”), under which his target annual short-term incentive award has been increased to 100% of his base salary, with a maximum award equal to 200% of his annual base salary. For the fiscal year ending December 31, 2010, the GSTIP payout to Mr. Davies will be based upon performance measures used by Vodafone. For the fiscal year ending December 31, 2011, the GSTIP payout to Mr. Davies will be based upon performance measures used by Verizon Wireless. Mr. Davies also participates in the Vodafone Global Long-Term Retention Plan, under which his target award is 80% of his annual base salary, with a maximum award equal to 240% of his annual base salary.

Mr. Davies will continue to participate in Vodafone’s share plans and pension benefit plans in which he currently participates.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Secondment Agreement between Vodafone Americas Inc. and Cellco Partnership, dated as of September 24, 2010

10.2	Long Term International Assignment Agreement between Vodafone Group Services Limited and Andrew Davies, effective September 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellco Partnership
(Registrant)

Date: September 30, 2010	/s/ Steven E. Zipperstein
Steven E. Zipperstein
Vice President – Legal & External Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Secondment Agreement between Vodafone Americas Inc. and Cellco Partnership, dated as of September 24, 2010

10.2	Long Term International Assignment Agreement between Vodafone Group Services Limited and Andrew Davies, effective September 29, 2010